EXHIBIT 99.05
                                Southern Company
                               Kilowatt-Hour Sales
                              (In Millions of KWHs)



                           3 Months Ended December             12 Months Ended December
                         ---------------------------        -------------------------------
Kilowatt-Hour Sales       2006     2005      Change           2006       2005      Change
(See Notes)              ------   ------    --------        --------   --------  ----------

  Total Sales            46,954   46,492      1.0%           201,135    196,877     2.2%

  Total Retail Sales-    36,874   37,518     -1.7%           161,334    159,076     1.4%
    Residential          11,031   11,445     -3.6%            52,383     51,081     2.5%
    Commercial           12,347   12,354     -0.1%            52,987     51,857     2.2%
    Industrial           13,273   13,476     -1.5%            55,044     55,141    -0.2%
    Other                   223      243     -8.2%               920        997    -7.6%

  Total Wholesale Sales  10,080    8,974     12.3%            39,801     37,801     5.3%


Notes

- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-K.